UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

IMAGING3, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-50099	95-4451059
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 W. Valhalla Dr., Burbank, California 91505
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (818) 260-0930

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01	Other Events.

On May 1, 2012, Imaging3, Inc. (the “Company”) entered into a Waiver (the “Waiver”) with Gemini Master Fund, Ltd., Alpha Capital Anstalt, Brio Capital, L.P. and Context Partners Fund, L.P. (collectively, the “Purchasers”) pursuant to which the Purchasers agreed to waive compliance with Section 6(g) of those certain Senior Secured Notes Due October 3, 2012 in the aggregate original principal amount of $1,200,000 (“Notes”) in connection with any Subsequent Issuance in any primarily capital raising transaction in consideration for which the Company agreed to (a) reduce the Fixed Price and Floor Price under the Notes to $0.0119, (b) reduce the Exercise Price under the Warrants to $0.0119, and (c) inversely proportionately increase the number of Warrant Shares issuable upon exercise of the Warrants, such that the number of Warrant Shares for which each Warrant is currently exercisable is as follows:

Warrant Issued to:	Number of Warrant Shares:
Gemini Master Fund, Ltd.	30,252,101
Alpha Capital Anstalt	30,252,101
Brio Capital, L.P.	20,168,067
Context Partners Fund, L.P.	20,168,067

To the extent there have been any notices of conversion or exercise submitted by the Purchasers under the Notes or Warrants, respectively, on or after March 28, 2012 and prior to the date hereof (a) the applicable Conversion Price and Exercise Price under such notices shall be retroactively reduced to equal $0.0119, the applicable number of Warrant Shares shall be retroactively inversely proportionately increased.

A complete copy of the Waiver is attached to this Report as Exhibit 10.1.

SECTION 9.	FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)	Financial Statements of Business Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Shell Company Transactions

Not Applicable.

(d)	Exhibits

10.1 Waiver by and between Imaging3, Inc. and Gemini Master Fund, Ltd., Alpha Capital Anstalt, Brio Capital, L.P. and Context Partners Fund, L.P., dated May 1, 2012.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMAGING3, INC.
(Registrant)

Date May 2, 2012
By: /s/ Dean Janes, Chief Executive Officer
Dean Janes, Chief Executive Officer

2